UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

SYZYGY ENTERTAINMENT, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4201 Congress Street, Suite 145, Charlotte, NC 28208
(Address of principal executive offices, including zip code)

(704)366-5122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

See Item 2.01 for a complete description of the transaction.

Item 2.01: Completion of Acquisition or Disposition of Assets

On May 9, 2007, the Company executed an agreement with Carib Gaming, Ltd. (“Carib”), a Turks and Caicos gaming provider to acquire the profit participation in The Players Club from Carib in exchange for 400,000 restricted shares of the Company’s common stock and $691,000 in cash. The cash payment included reimbursement to Carib for the cash on hand at The Players Club in the amount of $70,000, reimbursement for equipment and other capital items of $461,000 and payment of management fees owed in the amount of $160,000. The agreement was finalized on June 1, 2007, when The Gaming Inspectorate for the government of the Turks and Caicos Islands, West Indies issued a gaming parlor license to The Game International, Ltd., a wholly owned subsidiary of the Company.

Exhibit No.    Description

10.1                Agreement between Rounders, Ltd., The Game International, Ltd. and Carib Gaming, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYZYGY ENTERTAINMENT, LTD.

By: /s/ Michael D. Pruitt
June 11, 2007	Michael D. Pruitt
President and Chief Executive Officer